Exhibit 99.1

Conference Call:	Today, October 26th, 2004 at 11:00 a.m. EDT
Dial-in number:	800-218-0204. Replay information below.
Webcast URL:	www.fulldisclosure.com

CONTACT:
Robert C. Griffith	Joseph N. Jaffoni, Karin Oloffson
Chief Operating Officer/Chief Financial Officer	Jaffoni & Collins Incorporated
(303) 706-0778	(212) 835-8500 or FLYR@jcir.com

FOR IMMEDIATE RELEASE

NAVIGANT INTERNATIONAL (FLYR) REPORTS THIRD QUARTER RESULTS

Denver, CO; October 26, 2004 – Navigant International, Inc. (Nasdaq: FLYR), the second largest provider of corporate travel management services in the United States based on airline tickets sold, today reported third quarter operating results for the period ended September 26, 2004, as summarized below.

Summary Financial Results (In millions, except per share data)

	For the Three Months Ended
	Sept. 26, 2004	Sept. 28, 2003	% Change
Revenues	$113.7	$90.7	25.3%
Gross Profit Margin	40.9%	47.6%
Net Income	$4.8	$5.5	(14.0)%
EBITDA *	$13.9	$15.3	(9.2)%
Operating Income	$11.1	$12.7	(12.8)%
Operating Margin	9.7%	14.0%
Diluted EPS	$0.30	$0.38	(21.1)%

	For the Nine Months Ended
	Sept. 26, 2004	Sept. 28, 2003	% Change
Revenues	$328.3	$265.2	23.8%
Gross Profit Margin	42.8%	46.8%
Net Income	$18.0	$13.6	32.3%
EBITDA *	$45.1	$40.6	11.2%
Operating Income	$38.0	$32.6	16.3%
Operating Margin	11.6%	12.3%
Diluted EPS	$1.15	$0.94	22.3%

*	EBITDA is defined as earnings before interest, taxes, depreciation and amortization. A reconciliation of the above EBITDA figures to the Company’s net income is included in the financial tables accompanying this release. We believe EBITDA may assist investors in properly assessing the underlying performance of the Company, and provides a more accurate measure with which to evaluate our compliance with our credit agreements. EBITDA is not a measure of performance or liquidity calculated in accordance with generally accepted accounting principles and investors should not consider this measure in isolation or as a substitute for net income, cash flows from operating activities or any other measure for determining the Company’s operating performance or liquidity that is calculated in accordance with generally accepted accounting principles.

Navigant International Reports Third Quarter Results, 10/26/04	page 2

Edward S. Adams, Chairman and Chief Executive Officer, commented, “The results we are reporting today are consistent with the revised guidance that we provided earlier this month. As previously announced, European commission reductions, customer contract renegotiations, deferred meetings and incentive revenues, reduced override commissions, and faster than anticipated on-line adoption by customers caused a quicker than projected decline in revenue per transaction for the Company’s travel management business and lower net profit per transaction. While we were disappointed in not meeting our original expectations, our business model nevertheless generated revenue of $113.7 million, an increase of $23.0 million over 2003, in large part due to 2004 acquisitions. We also produced $13.9 million of EBITDA and $4.8 million in net income during the 2004 third quarter. Additionally, during the period we maintained our historically high client retention rates and our prospects pipeline remained strong. Additionally, Navigant’s third quarter transaction levels, which we projected to be on par with those in 2002, slightly exceeded those expectations.

“As we reported, one-time events comprised approximately one-half of the third quarter reduction in earnings per share relative to our original guidance and we have been planning and implementing additional cost saving measures, renegotiations and additional internal reporting in response to this convergence of events.

“Taking a long-term perspective, Navigant has managed through several challenges that impacted business travel over the last three years including the events of 9/11, SARS, an uncertain economy and the emergence of new online travel competitors. We did so through active expense management, expanded, value-added customer offerings and customer service with a strong technology orientation. We also re-capitalized our balance sheet and completed prudent, additive acquisitions. With the ongoing evolution of the business travel industry, our commitment to managing costs to transactions and other operational and balance sheet management initiatives are increasingly important to adapt to these latest challenges. I remain confident that we have the resources, personnel and technology to continue our growth and maintain our industry leadership position over the long term.”

Robert C. Griffith, Navigant’s Chief Financial Officer and Chief Operating Officer stated, “For the third quarter, our gross margin was 40.9% and our operating margin was 9.7%, both of which are below historical levels. The gross margin level reflects the growth in 2004 of our meetings and incentive operations, which recognizes gross revenues in a different manner than our corporate travel management business and has lower margins. Margins also reflect the same confluence of factors that impacted overall operating results.

“As reported previously, we continue to expect that our gross and operating margins may decline from historical levels and we may record higher revenue as our meetings and incentive business grows. Longer-term, we believe gross and operating margins will stabilize and may improve as we complete the integration of the recently acquired businesses into our operating structure and fully implement further cost management measures.

“G&A expenses were 28.7% of revenues for the third quarter of 2004, down from 30.7% in the same period last year. This metric also reflects the revenue recognition policy associated with the meetings and incentive operations as well as the operating leverage we realize with higher revenue levels.

Navigant International Reports Third Quarter Results, 10/26/04	page 3

Guidance

The following table sets forth current quarterly guidance targets for 2004:

Summary Guidance for 2004 (In millions, except per share data)

	Q4 2004E	Q4 2003A	FY 2004E	FY 2003A
Revenues	$100.0 -$104.0	$87.0	$428.3 - $432.3	$352.3
EBITDA*	$10.0 - $11.0	$9.1	$55.1 - $56.1	$49.7
Diluted EPS#	$0.16 - $0.18	$(0.47)	$1.31 - $1.33	$0.47

*	EBITDA is defined as earnings before interest, taxes, depreciation and amortization. We believe EBITDA may assist investors in properly assessing the underlying performance of the Company, and provides a more accurate measure with which to evaluate our compliance with our credit agreements. EBITDA is not a measure of performance or liquidity calculated in accordance with generally accepted accounting principles and investors should not consider this measure in isolation or as a substitute for net income, cash flows from operating activities or any other measure for determining the Company’s operating performance or liquidity that is calculated in accordance with generally accepted accounting principles.
#	Fourth quarter and full year 2004 diluted earnings per share assume 16.0 million shares outstanding. Navigant’s diluted earnings per share for the three and twelve months ended December 28, 2003 reflect one-time, cash and non-cash charges of approximately $13.7 million pretax, or approximately $8.7 million after tax, or $0.60 per share, for the Company’s November 2003 debt restructuring.

Conference Call Information – 11:00 a.m. EDT, Tuesday, October 26, 2004

The conference call number is 800-218-0204. Please call 10 minutes in advance to ensure that you are connected prior to the presentation. A live Webcast of the call will be available on www.fulldisclosure.com (requires a Windows Media Player).

Following its completion, a replay of the call can be accessed for two weeks by dialing 303-590-3000. The access code for the replay is #11011437. Replays of the Webcast will be available for 30 days at www.fulldisclosure.com.

About Navigant International, Inc.

Denver-based Navigant International, Inc., which is doing business as TQ3NAVIGANT, is the second largest corporate travel management business services provider in North America based on airline tickets sold serving corporate, government, military, leisure, and meetings and incentive clients. Through its strategic joint venture with a leading European travel management company, TQ3NAVIGANT markets its services worldwide. The Company’s “bricks and clicks” end-to-end travel solutions include corporate travel pattern analysis and ReportFLYR™ powered reporting tools; Passportal™, an online corporate travel management solution; travel policy development; consulting on cost saving opportunities; airline ticket, hotel and car rental reservations; meeting and convention planning; and leisure travel products. The Company currently employs more than 4,700 associates and has operations in approximately 1,000 locations in 20 countries and U.S. territories. Navigant’s shares are traded on the NASDAQ National Market under the ticker symbol “FLYR.”

Navigant International Reports Third Quarter Results, 10/26/04	page 4

This news release contains forward-looking statements, including statements about the Company’s financial results, high leverage of debt to equity, transaction volumes, growth strategies and opportunities, the integration of prior or potential future acquisitions, and general industry or business trends or events. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Actual events or results may differ materially from those discussed in the forward-looking statements as a result of various factors, including, without limitation, our significant indebtedness and variable interest payment obligations, restrictions in our credit facility on our ability to finance future operations or capital needs, disruptions in the travel industry such as those caused by terrorism, war or general economic downturn, competition, our ability to continue to acquire and integrate potential future acquisitions, our ability to manage our business and implement growth strategies, failure of technology on which we rely, other risks described in the Company’s annual report on Form 10-K for the year ended December 28, 2003, and the risk factors detailed from time to time in the Company’s SEC reports, including the reports on Forms 10-K and 10-Q. The forward-looking statements made herein are only as of the date of this press release, and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

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(financial tables follow)

Navigant International Reports Third Quarter Results, 10/26/04	page 5

Navigant International, Inc.

Consolidated Statements of Income

(In thousands, except per share amounts)

	Three Months Ended
	September 26, 2004 (Unaudited)	September 28, 2003 (Unaudited)
Revenues	$113,707	$90,740
Operating expenses	67,147	47,589

Gross profit	46,560	43,151

General and administrative expenses	32,664	27,855

Depreciation and amortization expense	2,835	2,607

Operating income	11,061	12,689

Interest expense, net and other	3,383	3,870

Income before provision for income taxes	7,678	8,819

Provision for income taxes	2,912	3,277

Net income	$4,766	$5,542

EBITDA	$13,896	$15,296

Net income per share:
Basic net income per share	$0.31	$0.39

Diluted net income per share	$0.30	$0.38

Weighted average shares outstanding:
Basic	15,239	14,255

Diluted	15,947	14,681

Although EBITDA is not a measure of performance or liquidity calculated in accordance with generally accepted accounting principles, the Company believes that it may be useful to an investor in evaluating its performance, and provides a more accurate measure with which to evaluate the Company’s compliance with our credit agreements. However, investors should not consider this measure in isolation or as a substitute for operating income, cash flows from operating activities or any other measure for determining the Company’s operating performance or liquidity that is calculated in accordance with generally accepted accounting principles. In addition, because EBITDA is not calculated in accordance with generally accepted accounting principles, it may not necessarily be comparable to similarly titled measures employed by other companies. A reconciliation of the above EBITDA figures can be made by adding provision for income taxes, interest expense, net and other and depreciation and amortization expense to the Company’s net income as in the table below.

	Three Months Ended
	September 26, 2004	September 28, 2003
Net income	$4,766	$5,542
Add: Provision for income taxes	2,912	3,277
Add: Interest expense, net and other	3,383	3,870
Add: Depreciation and amortization expense	2,835	2,607

EBITDA	$13,896	$15,296

Navigant International Reports Third Quarter Results, 10/26/04	page 6

Navigant International, Inc.

Consolidated Statements of Income

(In thousands, except per share amounts)

	Nine Months Ended
	September 26, 2004 (Unaudited)	September 28, 2003 (Unaudited)
Revenues	$328,341	$265,243
Operating expenses	187,958	141,075

Gross profit	140,383	124,168

General and administrative expenses	95,246	83,593

Depreciation and amortization expense	7,154	7,928

Operating income	37,983	32,647

Interest expense, net and other	9,109	10,968

Income before provision for income taxes	28,874	21,679

Provision for income taxes	10,885	8,084

Net income	$17,989	$13,595

EBITDA	$45,137	$40,575

Net income per share:
Basic net income per share	$1.21	$0.96

Diluted net income per share	$1.15	$0.94

Weighted average shares outstanding:
Basic	14,879	14,119

Diluted	15,575	14,419

Although EBITDA is not a measure of performance or liquidity calculated in accordance with generally accepted accounting principles, the Company believes that it may be useful to an investor in evaluating its performance, and provides a more accurate measure with which to evaluate the Company’s compliance with our credit agreements. However, investors should not consider this measure in isolation or as a substitute for operating income, cash flows from operating activities or any other measure for determining the Company’s operating performance or liquidity that is calculated in accordance with generally accepted accounting principles. In addition, because EBITDA is not calculated in accordance with generally accepted accounting principles, it may not necessarily be comparable to similarly titled measures employed by other companies. A reconciliation of the above EBITDA figures can be made by adding provision for income taxes, interest expense, net and other and depreciation and amortization expense to the Company’s net income as in the table below.

	Nine Months Ended
	September 26, 2004	September 28, 2003
Net income	$17,989	$13,595
Add: Provision for income taxes	10,885	8,084
Add: Interest expense, net and other	9,109	10,968
Add: Depreciation and amortization expense	7,154	7,928

EBITDA	$45,137	$40,575

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